Exhibit 99.1

Extra Space Storage Inc.

PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Announces Wind-Down of Self-Storage Development Program

SALT LAKE CITY, Utah, June 2, 2009 - Extra Space Storage Inc. (“Extra Space” or the “Company”) (NYSE: EXR) announced today it has begun an immediate wind-down of its development program.  As a result of the decision, the Company expects to incur one-time charges in respect to development projects not currently under construction of between approximately $19 million and $23 million in the second quarter of 2009 and severance costs of between approximately $1 million and $2 million.  The Company expects to spend between approximately $50 million to $55 million on the completion of 18 remaining wholly-owned development properties.  Construction of these properties is estimated to be completed by the third quarter of 2010.

Spencer F. Kirk, chairman and chief executive officer of the Company, stated:  “Due to the scarcity of reasonably-priced financing for our development projects in the current market and our need to preserve capital, it is prudent and in the best interest of our shareholders that we discontinue our development program at this time.”

Forward Looking Statements

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “plans,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•	changes in general economic conditions and in the markets in which we operate;

•	the effect of competition from new self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

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difficulties in our ability to evaluate, finance and integrate acquired and developed properties into our existing operations and to lease up those properties, which could adversely affect our profitability;

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the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•	recent disruptions in credit and financial markets and resulting difficulties in raising capital at reasonable rates, which could impede our ability to grow;

•	the wind-down of our development program and the effects thereof;

•	economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan;

•	the successful realignment of our executive management team; and

•	our ability to attract and retain qualified personnel and management members.

About Extra Space Storage Inc.

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a fully integrated, self-administered and self-managed real estate investment trust that owns and/or operates 698 self-storage properties in 33 states and Washington, D.C. The Company’s properties comprise approximately 475,000 units and over 51 million square feet of rentable space. The Company is the second largest owner and/or operator of self-storage properties in the United States.

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For Information:

James Overturf	Mark Collinson
Extra Space Storage Inc.	CCG Investor Relations
(801) 365-4501	(310) 477-9800